Exhibit 10.6


           AMENDMENT NUMBER SIX AND CONSENT, dated as
September 22, 1998 ("Amendment"), to the Amended and Restated Revolving Credit Agreement dated as of December 31, 1994, as amended by Amendment Number One, dated as of May 31, 1995, Amendment Number Two, dated as of January 23, 1996 and Amendment Number Three, dated as of April 26, 1996, Amendment Number Four dated as of March 14, 1997 and Amendment Number Five dated as of December 31, 1997 (the "Credit Agreement"), among CINCINNATI MILACRON INC., a Delaware corporation (the "Borrower" and the "Company"), CINCINNATI MILACRON KUNSTSTOFFMASCHINEN EUROPA GMBH, a German corporation (the "German Borrower" and, collectively, with the Company, the "Borrowers"), the lenders listed on
Schedule 2.1 thereto (each a "Lender" and collectively, the ("Lenders") and BANKERS TRUST COMPANY, a New York banking corporation ("BTCo"), as a Lender and as agent for the Lenders (in such capacity, including its successors and permitted assigns, the "Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

     WHEREAS, the Borrowers have requested that the Agent and the Lenders amend certain provisions of the Credit Agreement;

     WHEREAS, the Agent and the Lenders have considered and agreed to the Borrowers' requests, upon the terms and conditions set forth in this Amendment;

     WHEREAS, the consent of the Requisite Lenders is necessary to effect this Amendment;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE - CONSENTS

     (a) The Requisite Lenders hereby consent to, and agree to waive compliance by the Borrowers with any provisions of the Credit Agreement which otherwise might prohibit the consummation of the Authorized Divestiture, including, without limitation, Sections 5.4, 6.2 and 6.6 of the Credit Agreement.

     (b) The Requisite Lenders hereby consent to, and agree to waive compliance by the Borrowers of any provisions of the Credit Agreement which otherwise might prohibit the consummation of Authorized Acquisition No. 3, including, without limitation
Section 6.13 of the Credit Agreement.

SECTION TWO - AMDENDMENTS TO CREDIT AGREEMENT

     The Credit Agreement is amended as hereinafter pro vided, effective as of the date hereof.

     2 .1. Amendments to Section 1 (Definitions) of the Credit
Agreement

     (a) Section 1.1 shall be amended by adding the following new definitions, in the appropriate alphabetical order;

     "'Amendment No. 6' shall mean Amendment Number Six dated as of September 22, 1998 to this Agreement."

     "'Authorized Acquisition No. 3'" shall mean the acquisition by the Company of the Uniloy plastics machinery division of Johnson Controls, Inc. for an aggregate purchase price of approximately $210 million in cash (exclusive of commissions, other banking and investment fees, attorneys', accountants', financial advisors' and investment bankers' fees and other customary fees and costs associated therewith) subject to post-closing adjustments."

     "'Authorized Divestiture' shall mean the sale of the Company's machine tool business (which includes both the U.S. and U.K. manufacturing facilities and worldwide sales organization, the headquarters building and shares of The Factory Power Company) to UNOVA, Inc. for an aggregate sales price of approximately $178 million in cash (exclusive of commissions, other banking and investment fees, attorneys', accountants', financial advisors' and investment bankers' fees and other customary fees and costs associated therewith) subject to post closing adjustments."

     (b) Section 1.1 shall be further amended as follows: provided, that with respect to the definition of "Consolidated Tangible Net Worth", such definition shall not be deemed to be amended as provided in this Amendment unless and until the company shall have closed Authorized Acquisition No. 3.

     "Consolidated Tangible Net Worth" shall be amended by deleting the definition thereof and replacing it with the following:

     "'Consolidated Tangible Net Worth' shall mean, as at any date at which the amount thereof shall be determined, the amount by which the sum of (a) the par value (or value stated on the books of the corporation) of the capital stock of all classes (other than preferred stock redeemable at the option of the holder thereof) of the Company, and (b) the amount of the consolidated surplus, capital or earned, of the Company and its Consolidated Subsidiaries exceeds the sum of (x) the amount of any write-up in the book value of any assets of the Company and its Consolidated Subsidiaries resulting from the revaluation thereof or any write-up in excess of the cost of assets acquired, and (y) the aggregate of all amounts appearing on the asset side of the consolidated balance sheet of the Company for goodwill, patents, patent rights, trademarks, trade names, copyrights, franchises, bond discounts, underwriting expenses, treasury stock, organizational expenses, and other similar items, if any, all determined in accordance with GAAP applied on a consistent basis with GAAP used in the preparation of the consolidated financial statements for the year ended 12/31/94. Notwithstanding any provision of this Agreement (i) goodwill (as defined by GAAP) associated with the Acquisition of Widia, in an amount not to exceed $35,000,000, shall be added back into and considered a part of Consolidated Tangible Net Worth, (ii) goodwill (as definitely by GAAP) associated with the first Authorized Acquisition as approved by Amendment Number One, dated as of May 31, 1995, in an amount not to exceed $30,000,000, shall be added back into and considered a part of Consolidated Tangible Net Worth, (iii) goodwill (as defined by GAAP) associated with Authorized Acquisition No. 2, in an amount not to exceed $185,000,000, shall be added back into and considered a part of Consolidated Tangible Net Worth (iv) goodwill (as defined by
GAAP) associated with Authorized Acquisition No. 3, in an amount not to exceed $165,000,000, shall be added back into and considered a part of Consolidated Tangible Net Worth and (v) foreign currency translation gains (or losses) shall not be deemed to increase (or decrease) Consolidated Tangible Net Worth pursuant to Statement of Financial Accounting Standards No. 52 of the Financial Accounting Standards Board or otherwise."

SECTION THREE - REPRESENTATIONS AND WARRANTIES

     The Company hereby confirms, reaffirms and restates the representations and warranties made by it in Section 8 of the Credit Agreement and all such representations and warranties are true and correct in all material respects as of the date hereof except such representations and warranties need not be true and correct to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under the Credit Agreement or such changes arise out of events not prohibited by the covenants set forth in Sections 5 and 6 of the Credit Agreement. The Company further represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent and each Lender that:

     (a) The Company and the German Borrower each has the corporate power, authority and legal right to execute, deliver and perform this Amendment and has taken all corporate actions necessary to authorize the execution, delivery and performance of this Amendment;

     (b) No consent of any person other than all of the Lenders, and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment;

     (c) This Amendment has been duly executed and delivered on behalf of each of the Company and the German Borrower by a duly authorized officer or attorney-in-fact of the Company and the German Borrower, as the case may be, and constitutes a legal, valid and binding obligation of the Company and the German Borrower, as the case may be, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditor's rights generally or by equitable principles relating to enforceability; and

     (d) The execution, delivery and performance of this Amendment will not violate (i) any provision of law applicable to the Company or the German Borrower or (ii) any contractual obligation of either the Company or the German Borrower, except in the case of clause (i) or (ii), such violations that would not have, singly or in the aggregate, a Material Adverse Effect.




SECTION FOUR - MISCELLANEOUS

     (a) Except as herein expressly amended, the Credit Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, except as other wise provided herein, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

     (b) All references to the Credit Agreement shall mean the Credit Agreement as amended as of the Amendment Effective Date, and as the same may at any time be amended, amended and restated, supplemented or otherwise modified from time to time and as in effect.

     (c) This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

     (d) THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND
ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

     (e) This Amendment shall not constitute a consent or waiver to or modification of any other provision, term or condition of the Credit Agreement. All terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Credit Agreement, as amended hereby, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


CINCINNATI MILACRON INC.
By: Robert P. Lienesch
Title: Vice President and Treasurer


CINCINNATI MILACRON KUSTSTOFFMASCHINEN EUROPA GmbH
By: Ronald D. Brown
On the basis of power of attorney dated as of December 22, 1994




BANKERS TRUST COMPANY, as a Lender and as Agent
By:
Name:   ANTHONY LoGRIPPO
Title:  VICE PRESIDENT


COMERICA BANK,
as a Lender By:
Name:  L.J. Santinoi
Title:  First Vice President


CREDIT LYONNAIS
CHICAGO BRANCH,
as a Lender
By:
Name: Mary Ann Klemm
Title: Vice President


KEYBANK NATIONAL ASSOCIATION, as a Lender By:
Name: Thomas J. Purcell
Title: Vice President


MORGAN GUARANTY TRUST COMPANY OF
NEW YORK, as a Lender
By:
Name: Raymond K. Otto
Title: Vice President


NATIONSBANK N.A., as a Lender By:
Name: Philip Durand
Title: VP


PNC BANK, National Association, as a Lender By:
Name: Bruce A. Kinter
Title: Vice President

NBD BANR, N.A.,
as a Lender
By :
Name: Edward C. Hathaway
Title: First Vice President


STAR BANR, N.A., as a Lender
By: Name: Thomas D. Gibbons
Title: Vice President